UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2018

PAR Technology Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                                                                     Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2018 Annual Meeting of Stockholders of PAR Technology Corporation (the “Company”) was held on Friday, June 8, 2018 (the “Annual Meeting”). The final results of the stockholders’ vote on each of the proposals presented for a vote is as follows:

Proposal 1 — Election of Directors

The six (6) nominees for election to the Company’s Board of Directors were elected to serve until the 2019 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified or, earlier, until his or her death, resignation, or removal, based upon the following votes:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dr. Donald H. Foley	9,397,153	682,474	4,199,396
Douglas G. Rauch	10,051,742	27,885	4,199,396
Cynthia A. Russo	10,030,128	49,500	4,199,396
Dr. John W. Sammon	9,347,914	731,713	4,199,396
Savneet Singh	10,032,640	46,987	4,199,396
James C. Stoffel	10,048,473	31,154	4,199,396

Proposal 2 — Non-binding Advisory Vote Regarding the Compensation of Named Executive Officers

The proposal to approve, on a non-binding, advisory basis, the compensation paid to the Company’s Named Executive Officers as disclosed in the Company's proxy statement was approved based upon the following votes:

For	Against	Abstained	Broker Non-Votes
8,614,250	1,057,565	407,812	4,199,396

Proposal 3 — Ratification of the Appointment of BDO USA, LLP as the Company's Independent Auditors for its fiscal year ending December 31, 2018

The ratification of the appointment of BDO USA, LLP as the Company's independent auditors for its fiscal year ending December 31, 2018 as disclosed in the Company's proxy statement was approved based upon the following votes:

For	Against	Abstained	Broker Non-Votes
14,249,283	27,503	2,237	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: June 13, 2018	/s/ Bryan A. Menar
Bryan A. Menar
Chief Financial Officer